SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 21, 2016

SHINECO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37776	52-2175898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2nd Floor, Wanyuan Business Center

10 N Hongda Road

Daxing District, Beijing

People’s Republic of China

(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 10-87227366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS, COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Item 5.02(b)

On June 21, 2016, Yin Weixing and Ji Shujuan resigned from the Board of Directors of the Registrant and from their positions on all board committees on which each serves. Yin Weixing and Ji Shujuan each resigned for personal reasons and not due to any disagreement with management.

Item 5.02(d)

On June 21, 2016, Yang Hua and Sam Wang were elected by the Board of Directors of the Registrant to replace Mr. Yin and Ms. Ji, each of whom resigned from the Board. Each of Ms. Yang and Mr. Wang will serve until the next annual meeting of the Registrant’s stockholders or until their earlier resignation or removal. Ms. Yang will replace Ms. Ji on the Audit and Nominating Committees.

Ms. Yang Hua is a partner in the Grandall Law Firm, one of the largest law firms in China. She joined the Beijing office of Grandall in 2007 and has counseled a number of clients in cross-border transactions, advising foreign companies in new start-up ventures and foreign companies acquiring existing businesses in mainland China, as well as advising PRC clients in their outbound investments. Ms. Yang has extensive expertise in corporate governance and corporate finance and she has advised a diverse group of organizations in agribusiness and biotechnology as well as civil aviation and the aviation insurance industries. Prior to joining Grandall in March 2007, Ms. Yang was an attorney at Beijing Weiheng Law Firm, beginning her practice there in July 2001. Ms. Yang holds an LL.M. from the Indiana University School of Law and China Renmin University School of Law, and an LL.B. from Northwest China University of Political Science and Law. Ms. Yang was chosen as a director because of her experience in corporate law, foreign investment, international litigation and arbitration.

Mr. Wang has served as the Chief Financial Officer since February 2015. Mr. Wang has worked for Shineco, Inc. since 2011 where he served as Financial Controller until his appointment as Chief Financial Officer. Prior to joining Shineco, Mr. Wang worked for Citi Bank from 2008 till 2011, where he served as Manager of Corporate Finance. Mr. Wang obtained a Masters in Commerce with a concentration in applied finance from The University of Queensland in 2010. In 2008, he received a bachelor’s degree in Accounting from Griffith University in Australia. Mr. Wang was chosen as a director because of his extensive finance background and his knowledge of the Registrant’s business operations.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHINECO, INC.

By:	/s/ Yuying Zhang
Name:	Yuying Zhang
Its:	Chief Executive Officer

Dated: June 23, 2016